Investor Relations Contact: Heather Pribyl 952.540.2095

Buffalo Wild Wings, Inc. Announces
First Quarter Earnings per Share of $1.73

- 2016 Earnings Per Diluted Share Outlook of $5.65 to $5.85 -

Minneapolis, Minnesota, April 26, 2016 – Buffalo Wild Wings, Inc. (NASDAQ: BWLD) announced today financial results for the first quarter ended March 27, 2016. Highlights for the first quarter versus the same period a year ago were:

◦	Total revenue increased 15.4% to $508.3 million

◦	Company-owned restaurant sales increased 16.6% to $483.9 million

◦	Same-store sales decreased 1.7% at company-owned restaurants and 2.4% at franchised restaurants

◦	Net earnings increased 12.8% to $32.8 million from $29.0 million, and earnings per diluted share increased 13.5% to $1.73 from $1.52
Sally Smith, President and Chief Executive Officer, commented, “Our total revenue in the first quarter increased 15.4%, when compared to the prior year, resulting from continued unit development and franchise acquisitions over the last 12 months. We are dissatisfied to report a same-store sales decline and we're undertaking several sales-driving initiatives to regain momentum. We were able to manage costs and improve our restaurant-level margin, and earnings per diluted share increased 13.5% year-over-year to $1.73.”

Total revenue increased 15.4% to $508.3 million in the first quarter, compared to $440.6 million in the first quarter of 2015. Company-owned restaurant sales for the quarter increased 16.6% over the same period in 2015, to $483.9 million, driven by 100 additional Buffalo Wild Wings® restaurants at the end of the first quarter of 2016, partially offset by a same-store sales decrease of 1.7%. Franchise royalties and fees decreased 5.0% to $24.3 million for the quarter, versus $25.6 million in the first quarter of 2015. This decrease is attributed to seven fewer franchised Buffalo Wild Wings locations and a same-store sales decrease of 2.4% at franchised Buffalo Wild Wings restaurants in operation at the end of the period, compared to the same period in 2015.

Average weekly sales for company-owned Buffalo Wild Wings restaurants were $62,829 for the first quarter of 2016, compared to $64,851 for the same quarter last year, a 3.1% decrease. Franchised Buffalo Wild Wings restaurants in the United States averaged $65,636 for the period, versus $67,075 in the first quarter a year ago, a 2.1% decrease.

Other income in 2016 consisted primarily of a gain related to the valuation of contingent consideration for a franchise acquisition of $1.1 million, partially offset by interest expense of $0.9 million.

Under the previously announced share repurchase authorization, 173,892 shares were repurchased during the first quarter of 2016 for a total of $25 million.

For the first quarter, net earnings increased 12.8% to $32.8 million, versus $29.0 million in the first quarter of 2015. Earnings per diluted share were $1.73, compared to first quarter 2015 earnings per diluted share of $1.52.

2016 Outlook

Ms. Smith remarked, "We are focused on sales-driving initiatives to regain momentum in 2016. To strengthen our FastBreak™ lunch program, we're piloting a speed of service guarantee. We're promoting Wing Tuesdays® while evaluating different pricing and bundling options for this value day. Soccer is a growing sport in the United States and we'll be the place to watch all the action on the pitch for the major tournaments this summer."

Ms. Smith concluded, "The Buffalo Wild Wings brand remains strong and poised to deliver long-term earnings growth. In 2016, we're continuing our development of new company-owned and franchised Buffalo Wild Wings restaurants in the United States and we are aggressively remodeling locations. Given our recent sales trends and an increasing outlook for the cost of traditional chicken wings, we believe earnings per diluted share in 2016 should be $5.65 to $5.85.”

For 2016, the company expects the following new unit development:

•	Approximately 40 company-owned Buffalo Wild Wings restaurants

•	30 to 35 franchised Buffalo Wild Wings locations in the United States

•	12 to 15 franchised Buffalo Wild Wing locations internationally

•	6 company-owned and 4 franchised R Taco restaurants

•	Continued unit expansion by PizzaRev

For 2016, the company expects the following:

•	Improving same-store sales

•	Deflationary food costs, excluding traditional chicken wings

•	Depreciation and amortization expense of $150 to $155 million

•	Share repurchase activity of approximately $100 million

•	Earnings per diluted share of $5.65 to $5.85

•	Capital expenditures of approximately $190 million, excluding additional franchise acquisitions or emerging brand investments

Buffalo Wild Wings will be hosting a conference call today, April 26, 2016 at 4:00 p.m. Central Daylight Time to discuss these results. There will be a simultaneous webcast conducted at our investor website IR.BuffaloWildWings.com.

A replay of the call will be available until May 3, 2016. To access this replay, please dial 1.858.384.5517 password 5721467.

About the Company

Buffalo Wild Wings, Inc., founded in 1982 and headquartered in Minneapolis, is a growing owner, operator and franchisor of Buffalo Wild Wings® restaurants featuring a variety of boldly-flavored, made-to-order menu items including its namesake Buffalo, New York-style chicken wings. The Buffalo Wild Wings menu specializes in 21 mouth-watering signature sauces and seasonings with flavor sensations ranging from Sweet BBQ™ to Blazin’®. Guests enjoy a welcoming neighborhood atmosphere that includes an extensive multi-media system for watching their favorite sporting events. Buffalo Wild Wings is the recipient of hundreds of "Best Wings" and "Best Sports Bar" awards from across the country. There are currently more than 1,180 Buffalo Wild Wings locations around the world.

To stay up-to-date on all the latest events and offers for sports fans and wing lovers, like Buffalo Wild Wings on Facebook, follow @BWWings on Twitter and visit www.BuffaloWildWings.com.

Forward-looking Statements

Various remarks we make about future expectations, plans, and prospects for the company constitute forward-looking statements for purposes of the Safe Harbor provisions under the Private Securities Litigation Reform Act of 1995. These statements relate to our future financial and restaurant performance measures and growth goals, including but not limited to those relating to our second quarter trends and projected unit and net earnings growth rates for 2016, and beyond. All statements other than statements of historical fact are statements that could be deemed forward-looking statements and are based upon the current beliefs and expectations of our management. We have attempted to identify forward-looking statements by terminology, including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “goal,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” “scheduled,” or “will” or the negative of these terms or other comparable terminology. Actual results may vary materially from those contained in forward-looking statements based on a number of factors, including, but not limited to, our ability to achieve and manage our planned expansion, the ability of our franchisees to open and manage new restaurants, market acceptance in the new geographic regions we enter (particularly international locations), success of acquired restaurants, success of investments in new or emerging concepts, unforeseen obstacles in developing nontraditional sites or non-U.S. locations, our ability to obtain and maintain licenses and permits necessary to operate our existing and new restaurants, our franchisees’ adherence to our system standards, the cost of commodities such as traditional chicken wings and supply chain consistency, the success of our key initiatives and our advertising and marketing campaigns, our ability to control restaurant labor and other restaurant operating costs, the continued service of key management personnel, our ability to protect our name and logo and other proprietary information, economic conditions (including changes in consumer preferences or consumer discretionary spending), the impact of federal, state or local government regulations relating to our employees, the sale of food and alcoholic beverages, the effect of competition in the restaurant industry, and other factors disclosed from time to time in our filings with the U.S. Securities and Exchange Commission, including the factors described under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 27, 2015, as updated in subsequent reports filed with the SEC. Investors should take such risks into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update any forward-looking statements.
# # #

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

(Dollar and share amounts in thousands except per share data)

(unaudited)

	Three months ended
	March 27, 2016	March 29, 2015
Revenue:
Restaurant sales	$483,911	414,972
Franchise royalties and fees	24,346	25,614
Total revenue	508,257	440,586
Costs and expenses:
Restaurant operating costs:
Cost of sales	143,823	125,677
Labor	149,129	130,394
Operating	69,680	58,551
Occupancy	26,723	21,990
Depreciation and amortization	37,549	28,069
General and administrative	31,665	30,522
Preopening	1,863	1,270
Loss on asset disposals	1,222	605
Total costs and expenses	461,654	397,078
Income from operations	46,603	43,508
Interest and other income (expense)	27	(75)
Earnings before income taxes	46,630	43,433
Income tax expense	13,952	14,448
Net earnings including noncontrolling interests	32,678	28,985
Net loss attributable to noncontrolling interests	(95)	(78)
Net earnings attributable to Buffalo Wild Wings	$32,773	29,063
Earnings per common share – basic	$1.73	1.53
Earnings per common share – diluted	$1.73	1.52
Weighted average shares outstanding – basic	18,922	18,993
Weighted average shares outstanding – diluted	18,957	19,074

The following table expresses results of operations as a percentage of total revenue for the periods presented, except for restaurant operating costs which are expressed as a percentage of restaurant sales:

	Three months ended
	March 27, 2016	March 29, 2015
Revenue:
Restaurant sales	95.2%	94.2%
Franchise royalties and fees	4.8	5.8
Total revenue	100.0	100.0
Costs and expenses:
Restaurant operating costs:
Cost of sales	29.7	30.3
Labor	30.8	31.4
Operating	14.4	14.1
Occupancy	5.5	5.3
Depreciation and amortization	7.4	6.4
General and administrative	6.2	6.9
Preopening	0.4	0.3
Loss on asset disposals	0.2	0.1
Total costs and expenses	90.8	90.1
Income from operations	9.2	9.9
Interest and other income (expense)	0.0	(0.0)
Earnings before income taxes	9.2	9.9
Income tax expense	2.7	3.3
Net earnings including noncontrolling interests	6.4	6.6
Net loss attributable to noncontrolling interests	(0.0)	(0.0)
Net earnings attributable to Buffalo Wild Wings	6.4%	6.6%

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands)
(unaudited)

	March 27, 2016	December 27, 2015
Assets
Current assets:
Cash and cash equivalents	$11,693	11,220
Marketable securities	9,147	9,043
Accounts receivable, net of allowance of $25	33,873	34,087
Inventory	14,583	15,351
Prepaid expenses	5,509	6,386
Refundable income taxes	—	21,591
Restricted assets	22,880	100,073
Total current assets	97,685	197,751

Property and equipment, net	593,670	604,712
Reacquired franchise rights, net	128,175	129,282
Other assets	36,122	26,536
Goodwill	115,823	114,101
Total assets	$971,475	1,072,382

Liabilities and Stockholders’ Equity
Current liabilities:
Unearned franchise fees	$1,963	2,144
Accounts payable	40,762	44,760
Accrued compensation and benefits	31,943	55,578
Accrued expenses	19,675	21,678
Income tax payable	1,189	—
Current portion of long-term debt and capital lease obligations	4,787	2,147
Current portion of deferred lease credits	76	59
System-wide payables	81,220	137,257
Total current liabilities	181,615	263,623

Long-term liabilities:
Other liabilities	16,168	16,473
Deferred income taxes	24,585	23,726
Long-term debt and capital lease obligations, net of current portion	42,423	70,954
Deferred lease credits	42,636	41,869
Total liabilities	307,427	416,645

Commitments and contingencies
Stockholders’ equity:
Undesignated stock, 1,000,000 shares authorized, none issued	—	—
Common stock, no par value. Authorized 44,000,000 shares; issued and outstanding 18,750,276 and 18,917,776, respectively	159,265	160,353
Retained earnings	508,332	499,085
Accumulated other comprehensive loss	(3,847)	(4,094)
Total stockholders’ equity	663,750	655,344
Noncontrolling interests	298	393
Total equity	664,048	655,737
Total liabilities and equity	$971,475	1,072,382

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollar amounts in thousands)
(unaudited)

	Three months ended
	March 27, 2016	March 29, 2015
Cash flows from operating activities:
Net earnings including noncontrolling interests	$32,678	28,985
Adjustments to reconcile net earnings to net cash provided by operations:
Depreciation	34,552	26,851
Amortization	2,997	1,218
Loss on asset disposals	1,222	605
Deferred lease credits	2,067	1,159
Deferred income taxes	858	(5,508)
Stock-based compensation	1,404	2,745
Excess tax benefit from stock issuance	(33)	(66)
Change in fair value of contingent consideration	(1,106)	—
Loss on investments in affiliates	158	—
Change in operating assets and liabilities, net of effect of acquisitions:
Trading securities	(104)	(328)
Accounts receivable	(1,297)	(2,053)
Inventory	806	471
Prepaid expenses	889	(5,619)
Other assets	(428)	154
Unearned franchise fees	(181)	362
Accounts payable	(706)	(1,037)
Income taxes	22,813	17,796
Accrued expenses	(19,488)	(18,374)
Net cash provided by operating activities	77,101	47,361
Cash flows from investing activities:
Acquisition of property and equipment	(34,094)	(25,788)
Acquisition of businesses	(3,860)	(13,894)
Purchase of marketable securities	—	(12,297)
Proceeds from marketable securities	—	11,155
Net cash used in investing activities	(37,954)	(40,824)
Cash flows from financing activities:
Proceeds from line of credit	108,633	—
Repayments of line of credit	(135,514)	—
Borrowings from restricted funds	22,622	—
Repurchases of common stock	(25,000)	—
Other financing activities	(500)	—
Issuance of common stock	434	231
Excess tax benefit from stock issuance	33	66
Tax payments for restricted stock units	(9,172)	(7,627)
Net cash used in financing activities	(38,464)	(7,330)
Effect of exchange rate changes on cash and cash equivalents	(210)	65
Net increase (decrease) in cash and cash equivalents	473	(728)
Cash and cash equivalents at beginning of period	11,220	93,329
Cash and cash equivalents at end of period	$11,693	92,601

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES
Supplemental Information
Restaurant Count
Company-owned Restaurants (includes Buffalo Wild Wings, R Taco, and Buffalo Wild Wings-owned PizzaRev locations):

	Q1	Q2	Q3	Q4
2016	603
2015	501	517	573	596
2014	443	449	463	491
2013	397	407	415	434
2012	327	330	343	381

Franchised Restaurants (includes Buffalo Wild Wings and R Taco locations):

	Q1	Q2	Q3	Q4
2016	587
2015	593	593	569	579
2014	569	579	588	591
2013	514	525	534	559
2012	505	505	511	510

Restaurant Count Rollforward:

	Three Months Ended
	March 27, 2016			March 29, 2015
	Corporate	Franchise	Total	Corporate	Franchise	Total
Buffalo Wild Wings
Beginning of period	590	573	1,163	487	584	1,071
Opened	6	8	14	3	11	14
Acquired	1	(1)	—	6	(6)	—
Closed/Relocated	(1)	—	(1)	—	(2)	(2)
End of period	596	580	1,176	496	587	1,083
R Taco
Beginning of period	4	6	10	2	7	9
Opened	1	1	2	—	—	—
Acquired	—	—	—	1	(1)	—
Closed/Relocated	—	—	—	—	—	—
End of period	5	7	12	3	6	9
PizzaRev
Beginning of period	2	n/a	2	2	n/a	2
Opened	—	n/a	—	—	n/a	—
Acquired	—	n/a	—	—	n/a	—
Closed/Relocated	—	n/a	—	—	n/a	—
End of period	2	n/a	2	2	n/a	2
Consolidated
End of the period	603	587	1,190	501	593	1,094

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES
Supplemental Information

Same-Store Sales at Buffalo Wild Wings locations in United States and Canada
Company-owned Restaurants:

	Q1	Q2	Q3	Q4	Year
2016	(1.7%)
2015	7.0%	4.2%	3.9%	1.9%	4.2%
2014	6.6%	7.7%	6.0%	5.9%	6.5%
2013	1.4%	3.8%	4.8%	5.2%	3.9%
2012	9.2%	5.3%	6.2%	5.8%	6.6%

Franchised Restaurants:

	Q1	Q2	Q3	Q4	Year
2016	(2.4%)
2015	6.0%	2.5%	1.2%	0.1%	2.5%
2014	5.0%	6.5%	5.7%	5.1%	5.6%
2013	2.2%	4.1%	3.9%	3.1%	3.3%
2012	7.3%	5.5%	5.8%	7.4%	6.5%

Average Weekly Sales Volumes at Buffalo Wild Wings locations in United States and Canada

Company-owned Restaurants:

	Q1	Q2	Q3	Q4	Year
2016	$62,829
2015	64,851	61,960	61,831	61,971	62,529
2014	60,966	59,403	59,643	62,119	60,470
2013	56,953	54,759	55,592	58,204	56,392
2012	55,131	51,524	52,561	55,595	53,783

Franchised Restaurants:

	Q1	Q2	Q3	Q4	Year
2016	$65,636
2015	67,075	63,904	62,819	64,032	64,474
2014	63,852	61,845	61,586	63,949	62,595
2013	60,050	58,186	58,926	61,167	59,594
2012	57,282	54,766	55,608	58,490	56,570